EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: General Environmental Management, Inc.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated March 27, 2007, relating to the financial statements of General Environmental Management, Inc. appearing in the General Environmental Management, Inc. Annual Report on Form 10-KSB for the fiscal years ended December 31, 2006 and 2005, filed with the Securities and Exchange Commission on April 13, 2007.

/s/ Weinberg & Company P.A.
Weinberg & Company P.A. Certified Public Accountants

Boca Raton, Florida
July 9, 2007